UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2014

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Schmitt Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders on October 3, 2014 (the “Meeting”).

Three matters, which are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on August 25, 2014 (the “Proxy Statement”), were submitted to a vote of security holders at the Meeting:

1.	To elect a director for the next year;

2.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

3.	To approve the Schmitt Industries, Inc. 2014 Equity Incentive Plan (the “Equity Incentive Plan”).

Of the 2,995,910 shares of the Company outstanding and entitled to vote at the Meeting as of August 18, 2014, the record date of the Meeting, 1,968,478 shares of the common stock were represented in person or proxy, constituting 65.7 percent of the shares outstanding and a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Director. Mr. Michael J. Ellsworth was elected as a director at the Meeting and he received more than a majority of the votes cast although the Company elects its directors on a plurality vote basis. The votes regarding Mr. Ellsworth’s election were as follows:

	Votes for	Votes Against or Withheld	Broker Non-votes
Michael J. Ellsworth	1,914,446	54,032	—

2.	Say-on-Pay. The proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Proxy Statement) was approved with an affirmative vote of the majority of the shares present, represented and entitled to vote on the proposal. The results were as follows:

For	Against	Abstentions	Broker Non-votes
1,654,510	72,005	241,963	—

3.	Schmitt Industries, Inc. 2014 Equity Incentive Plan. The proposal to approve the Equity Incentive Plan was approved with an affirmative vote of the majority of the shares present, represented and entitled to vote on the proposal. The results were as follows:

For	Against	Abstentions	Broker Non-votes
1,274,815	486,550	207,113	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

October 9, 2014	By:	/s/ Ann M. Ferguson
Name: Ann M. Ferguson

Title: Chief Financial Officer and Treasurer